Exhibit 99.1

FOR IMMEDIATE RELEASE
October 12, 2023

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Media Team
Corporate Marketing and Communications
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Editor@aarcorp.com

AAR elects Billy Nolen to its Board of Directors

Wood Dale, Illinois — AAR CORP. (NYSE: AIR), a leading provider of aviation services to commercial and government operators, MROs, and OEMs, announced today that Billy Nolen has been elected to AAR’s Board of Directors, effective immediately.

Mr. Nolen, 66, brings more than 30 years of aviation experience across safety, operations, and regulatory affairs. He recently served as acting FAA Administrator and is currently the Chief Safety Officer at Archer Aviation Inc., a leading air mobility company known for developing electric vertical takeoff and landing (eVTOL) aircraft. While at the FAA, Mr. Nolen revamped certification requirements and airport-focused safety management systems and earlier served as the FAA’s Associate Administrator for Aviation Safety.

Mr. Nolen’s aviation experience began during his service in the U.S. Army, where he was an airplane and helicopter pilot and a safety officer. Following his military experience, Mr. Nolen moved into commercial aviation, becoming a pilot for American Airlines. There, Nolen transitioned to managing the company’s Operations Aviation Safety Action Partnership program before assuming a Senior Manager of Flight Safety position. He transitioned to Airlines for America, where he was the Senior Vice President of Safety, Security, and Operations, and to Qantas Group, where he was the Executive Manager of Group Safety and Health. Nolen later joined WestJet as Vice President of Safety, Security, and Quality.

“Mr. Nolen brings a unique combination of commercial, government, and military expertise in aviation and a vison for the future of the industry. He will add to the breadth of experience we have on our Board and help guide the continued execution of our strategy,” said John M. Holmes, AAR’s Chairman, President and CEO. “AAR prioritizes the safety of flight in all that we do. We look forward to advancing our ‘Quality first. Safety always.’ culture by drawing from Mr. Nolen’s strong safety background.”

“I admire AAR’s proactive approach to safety, including fidelity to its corporate safety management system program,” said Mr. Nolen. “Safety is paramount in aviation, and I’m honored to join a Board with values tied so closely to my own.”

For more information on AAR, visit aarcorp.com.

About AAR

AAR is a global aerospace and defense aftermarket solutions company with operations in over 20 countries. Headquartered in the Chicago area, AAR supports commercial and government customers through four operating segments: Parts Supply, Repair & Engineering, Integrated Solutions, and Expeditionary Services. Additional information can be found at aarcorp.com.

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995, which reflect management’s expectations about future conditions, including the continued execution of our strategy and advancement of our quality and safety culture. Forward-looking statements may also be identified because they contain words such as ‘‘anticipate,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘likely,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘seek,’’ ‘‘should,’’ ‘‘target,’’ ‘‘will,’’ ‘‘would,’’ or similar expressions and the negatives of those terms. These forward-looking statements are based on beliefs of Company management, as well as assumptions and estimates based on information currently available to the Company, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. For a discussion of these and other risks and uncertainties, refer to “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Should one or more of these risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described. These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control. The Company assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.